UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2018

Aradigm Corporation

(Exact name of registrant as specified in its charter)

California	001-36480	94-3133088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3929 Point Eden Way, Hayward, California		94545
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 265-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Performance Bonuses

On October 26, 2018, the Board of Directors (the “Board”) of Aradigm Corporation (the “Company”) approved performance bonuses for the Company’s executive officers, in recognition of the Company’s recent financing transaction with an affiliate of Grifols, S.A. (together with Grifols S.A., “Grifols”), in the following amounts:

•	Dr. John M. Siebert (Executive Chairman, Interim Principal Executive Officer and Acting Principal Financial Officer): $38,000; and

•	Dr. Juergen Froehlich (Chief Medical Officer): $25,000.

The bonuses are payable in connection with the Company’s receipt of the first installment of $2,000,000 in funding from Grifols, which was paid by Grifols on October 25, 2018, as previously reported by the Company. The bonuses are expected to be paid in November 2018.

Change of Control Agreement

On October 31, 2018, the Company entered into a Change of Control Agreement with Dr. Siebert (the “Change of Control Agreement”).

The Change of Control Agreement provides that Dr. Siebert is entitled to receive the benefits specified below (less applicable withholding taxes, and as may be further reduced as provided in the agreement) if, during the 18-month period following a Change in Control (as defined in the agreement) of the Company, Dr. Siebert either (1) is terminated by the Company without Cause (as defined in the agreement) or (2) experiences a Constructive Termination (as defined in the agreement), which includes resignation by Dr. Siebert due to the occurrence, without consent, of a material reduction in title or duties, a material reduction in salary or benefits or a relocation of Dr. Siebert’s primary business office of more than 50 miles:

•	a lump sum payment equal to 12 months of Dr. Siebert’s base salary as of the date of the Change of Control or the date of termination (whichever is greater);

•	a lump sum payment equal to 50% of Dr. Siebert’s base salary as of the date of the Change of Control or the date of termination (whichever is greater);

•

continuation of Dr. Siebert’s health insurance benefits for 12 months after the date of termination (if Dr. Siebert timely elects continued group health insurance coverage under the federal COBRA law or similar state laws); and

•	acceleration of vesting of any stock options or restricted stock awards that remain unvested as of the date of termination.

The Change of Control Agreement also provides that, as a condition to receiving any change of control severance benefits thereunder, Dr. Siebert is required to execute a general release and waiver in favor of the Company.

The description of the Change of Control Agreement does not purport to be complete and is qualified in its entirety by reference to the Change of Control Agreement, which is filed as Exhibit 10.1 to this report and is incorporated in this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following document is filed as an exhibit to this report:

Exhibit No.	Description

10.1	Change of Control Agreement between Aradigm Corporation and John Siebert, dated as of October 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARADIGM CORPORATION

Dated: November 1, 2018	By:	/s/ John M. Siebert
		Name:	John M. Siebert
		Title:	Executive Chairman, Interim Principal Executive Officer and Acting Principal Financial Officer